UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A is being filed to include as an exhibit a corrective press release dated August 8, 2016. This corrective press release corrects certain items described below that were included in a press release dated August 3, 2016.

Item 2.02.                                        Results of Operations and Financial Condition.

On August 3, 2016, Farmland Partners Inc. (the “Company”) issued a press release reporting its results of operations and financial condition as of and for the quarter ended June 30, 2016 (the “Original Release”), which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K that was furnished with Securities and Exchange Commission on August 4, 2016.

On August 7, 2016, the Company issued a press release (the “Corrective Release”) announcing a correction to the Company’s reported amount of Adjusted EBITDA for the six months ended June 30, 2016, as a result of a clerical error. See the information under the heading “Non-GAAP Financial Measures—Adjusted EBITDA” in the Corrective Release for a description of the Company’s calculation of Adjusted EBITDA.

A copy of the Corrective Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated by reference herein.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Corrective press release dated August 7, 2016.

*       Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: August 8, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Corrective press release dated August 7, 2016.

*       Furnished herewith.

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